UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 8.01	Other Events.

        Our Annual Meeting of Stockholders was held on May 14, 2007. At the Annual Meeting of Stockholders Blake M. Roney, M. Truman Hunt, Sandra N. Tillotson, E.J. “Jake” Garn, Daniel W. Campbell, Andrew D. Lipman, Patricia Negrón, Steven J. Lund, Christine M. Day and Desmond C. Wong were elected to serve as our directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each director was elected by a plurality of votes in accordance with the Delaware General Corporation Law. There was no solicitation in opposition to management’s director nominees.

        Each of the directors listed above was already serving as a director of our company, except for Christine Day and Desmond Wong. Set forth below is information about each of Christine Day and Desmond Wong. The foregoing biographical information supersedes any biographical information previously provided about each of them.

        Christine Day, 45, served as President of the Asia Pacific Group of Starbucks Coffee International from July 2004 to February 2007. From July 2003 to October 2003, she served as Co-President for Starbucks Coffee International. From 1987 to 2003, Ms. Day served in various capacities for Starbucks Coffee Company, including Senior Vice President, North American Finance and Administration; and Vice President of Sales and Operations for Business Alliances. Ms. Day also serves as a director of Select Comfort Corporation, a provider of adjustable-firmness beds and other sleep-related accessory products and Starbucks Coffee Japan Ltd., a retail provider of coffee and other beverages. She received a B.A. degree from Central Washington University and is a graduate of Harvard Business School’s Advanced Management Program.

        Ms. Day has been appointed to serve on the audit committee and the compensation committee.

        Desmond Wong, 56, has served as President and Chief Executive Officer of Sino Strategies Group, LLC since 2006. From 1997 to 2006, he served as the Americas Coordinating Partner for China for Ernst & Young LLP. From 1994 to 1997, Mr. Wong was Managing Director and Chief Financial Officer of a merchant banking firm specializing in bringing Western capital and technology into China. From 1983 to 1994, he was Corporate Director of Finance at Sears, Roebuck and Co., where he directed its global long-term financing, acquisitions and divestitures, interest rate risk management and credit rating defense. From 1973 to 1983, he served in various positions at Peat, Marwick, Mitchell & Co. In 1982, he was appointed to a U.S. Presidential (Grace) Commission staff to make efficiency and productivity improvement recommendations at the United States Treasury to then President Ronald W. Reagan. Mr. Wong is a Certified Public Accountant. He earned a B.S. degree from Indiana University and an M.B.A. from Harvard Business School.

        Mr. Wong has been appointed to serve on the audit committee and the nominating and corporate governance committee.

        The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    June 20, 2007